Exhibit 99.1

Aspira Women’s Health Establishes a New Clinical Advisory Board

Clinical Advisory Board comprised of preeminent physicians with deep clinical expertise in gynecologic health

AUSTIN, Texas – October 23, 2023 – Aspira Women’s Health Inc. (“Aspira” or “the Company”) (Nasdaq: AWH), a bio-analytical company focused on the development and commercialization of women’s health diagnostic tools for gynecologic diseases, today announced it has established a Clinical Advisory Board as an element of its overall mission to develop and distribute high-impact diagnostic tools for gynecologic disease.

The Clinical Advisory Board will provide clinical input and guidance throughout the development of the Company’s portfolio of products. Each member of the board is a recognized thought-leader with deep clinical expertise in gynecologic health.

“We are thrilled to have attracted this accomplished group of thought-leaders to support our mission of transforming health outcomes for women through the development and commercialization of noninvasive tests for the identification of gynecologic disease,” said Nicole Sandford, President and CEO of Aspira Women’s Health. “With the creation of the Clinical Advisory Board, we are able to maximize the impact of expert clinicians who believe in the potential of our technology. The Board will complement our well-established KOL network as we drive both innovation and adoption.”

Dr. Leo Twiggs, Director of Medical Affairs at Aspira Women’s Health added, “I am honored to have such an elite group of clinical experts advising our company in our research and product development endeavors. I look forward to working with these clinicians as we lead the mission to improve the standard of care for all women.”

The Clinical Advisory Board, which will be chaired by Dr. Twiggs, includes the following initial members:

Levi S. Downs, Jr., M.D., M.S., Medical Director for Gynecologic Oncology, Park Nicollet Health System, Methodist Hospital

Dr. Downs is Director of Gynecologic Oncology at Park Nicollet Health Services in Minneapolis, MN. Dr. Downs received his medical degree from the University of Pittsburgh School of Medicine in Pittsburgh, Pennsylvania. He did his residency in Obstetrics and Gynecology at Magee-Women’s Hospital of the University of Pittsburgh Medical Center. Dr. Downs completed a fellowship in gynecologic oncology at the University of Minnesota and has a Master of Science degree in clinical research from the University of Minnesota School of Public Health. Prior to joining Park Nicollet, he was Professor of Obstetrics, Gynecology and Women’s Health at the University of Minnesota Medical School where he served as Division Director for Gynecologic Oncology, Women’s Cancer Program Director at the Masonic Cancer Center, and

Chief Medical Officer of the University of Minnesota Medical Center and University of Minnesota Physicians. Dr. Downs has served as principal investigator for numerous clinical trials investigating cervical cancer screening, diagnosis, treatment, and preventive approaches to HPV related diseases. As an active member of the American Society for Colposcopy and Cervical Pathology (ASCCP) he has participated in cervical cancer screening and management consensus conferences. He has served on the ASCCP Board and joined the Executive Committee in 2019 and is the current ASCCP President. Dr. Downs is also a member of the Society of Gynecologic Oncologists and has served as a member on the Board of Directors of many other professional societies. He has a commitment to service that extends beyond the medical profession. He was on the Board of Directors for College Possible and served as the inaugural chair of their National Board and he is currently on the Chairman Regional Board of Teach for America, Twin Cities.

Nisha Garg, M.D., M.S., FACOG, Gynecologic Surgeon, Arizona Gynecology Consultants Dr. Garg is a board-certified gynecologist with advanced surgical training in Minimally Invasive Gynecologic Surgery (MIGS). She specializes in the surgical management of complex gynecologic conditions such as fibroids, endometriosis, abnormal uterine bleeding, congenital uterine anomalies, and adnexal masses. She also performs gender-affirming surgery. She is experienced in various surgical approaches including laparoscopy, robotics, vaginal surgery, and mini-laparotomy. Dr. Garg completed medical school at the University of Miami Miller School of Medicine, where she concurrently completed a Masters in Genomic Medicine. Upon graduation, she was inducted into Alpha Omega Alpha (AOA), the esteemed national medical honor society. She then went to the University of California, Irvine for OB/GYN residency, where she graduated with awards in MIGS, Gynecologic Oncology, and resident research. She then completed her fellowship in MIGS at Northwestern University in Chicago, IL. She now works as a Gynecologic Surgeon in Phoenix, AZ and serves as an Assistant Clinical Professor of Obstetrics and Gynecology at both the University of Arizona College of Medicine and at the Creighton University School of Medicine. Dr. Garg’s clinical and research interests include endometriosis diagnostics, surgical education, transgender care, and surgical menopause.

Tamika Sea, M.D., FACOG, Founder and Owner, Advanced Women’s Care Center

Dr. Sea is a member of the American Congress of Obstetrics and Gynecology and is a Fellow of the American Board of Obstetrics and Gynecology, as well as the American Association of Gynecologic Laparoscopists. Dr. Sea attended The University of Tennessee Health Science Center (UTHSC) where she gained her Medical Doctorate. While at UTHSC, she was a founder of the Clinical Esperanza charity clinic associated with Christ Community Clinic in Memphis, where she served the underprivileged Hispanic community in the Greater Memphis Area. She also received the prestigious Charles C. Verstandig award during her matriculation. She later attended The Methodist Hospital/Christus St. Joseph Obstetrics and Gynecology Residency Program in Houston, TX, where she received numerous awards, including the American Association of Gynecologic Laparoscopists Resident of the Year. Since her return to Atlanta, she has had the privilege of serving the Greater South Atlanta area at Piedmont Henry Hospital, where she has served in several administrative roles, including Chairman of the Department of Obstetrics and Gynecology. Dr. Sea is also a representative for the OBGYN Clinical Governance Council for the Piedmont Healthcare System. Her fields of interest include polycystic ovarian syndrome (PCOS), high-risk obstetrics, as well as utilizing laparoscopy and performing several pelvic floor reconstructive procedures.

About Aspira Women’s Health Inc.
Aspira Women’s Health Inc. is transforming women’s gynecological health with the discovery, development, and commercialization of innovative testing options for women of all races and ethnicities, starting with ovarian cancer.

Our ovarian cancer risk assessment portfolio is marketed to healthcare providers as OvaSuiteSM, which includes OvaWatchSM, a non-invasive, blood-based test intended for use in the initial clinical assessment of ovarian cancer risk in women with benign or indeterminate adnexal masses for which surgical intervention may be either premature or unnecessary. With a negative predictive value (NPV) of 99%, OvaWatch allows physicians to confidently rule out ovarian cancer malignancy and choose the appropriate clinical management for the right patient at the right time. Ova1Plus® combines our FDA-cleared products, Ova1® and Overa®, to detect risk of ovarian malignancy in women with adnexal masses planned for surgery.

EndoCheckSM, Aspira’s first-of-its-kind non-invasive diagnostic test for endometriosis, is currently in development. Visit our website for more information at www.aspirawh.com.

Forward-Looking Statements
This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact included in this press release are forward-looking statements. Forward-looking statements involve a number of risks and uncertainties. Words such as “may,” “expects,” “intends,” “anticipates,” “believes,” “estimates,” “plans,” “seeks,” “could,” “should,” “continue,” “will,” “potential,” “projects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties, and assumptions, including those described in the section entitled “Risk Factors” in Aspira’s Annual Report on Form 10-K for the year ended December 31, 2022, and as supplemented in Aspira’s 10-Q filings for the quarter ended March 31, 2023 and June 30, 2023. These risks include, but are not limited to: our ability to continue as a going concern; our ability to maintain Nasdaq’s continued listing requirements; impacts resulting from potential changes to coverage of Ova1 through our Medicare Administrative Carrier for Ova1; anticipated use of capital and its effects; our ability to increase the volume of our product sales; failures by third-party payers to reimburse for our products and services or changes to reimbursement rates; our ability to continue developing existing technologies and to develop, protect and promote our proprietary technologies; plans to develop and perform laboratory developed tests; our ability to comply with Food and Drug Administration (“FDA”) regulations that relate to our products and to obtain any FDA clearance or approval required to develop and commercialize medical devices; our ability to develop and commercialize additional diagnostic products and achieve market acceptance with respect to these products; our ability to compete successfully; our ability to obtain any regulatory approval required for our future diagnostic products; or our suppliers’ ability to comply with FDA requirements for production, marketing and post-market monitoring of our products; our ability to maintain sufficient or acceptable supplies of immunoassay kits from our suppliers; in the event that we succeed in commercializing our products outside the United States, the political, economic and other conditions affecting other countries; changes in healthcare policy; our ability to comply with the additional laws and regulations that apply to us in connection with the operation of Aspira Labs; our ability to use our net operating loss carryforwards; our ability to use intellectual property; our ability to successfully defend our proprietary technology against third parties; our ability to obtain licenses in the event a third party successfully asserts proprietary rights; the liquidity and trading volume of our common stock; the concentration of ownership of our common stock; our ability to retain key employees; our ability to secure additional capital on acceptable terms to execute our business plan; business interruptions; the effectiveness and availability of our information systems; our ability to integrate and achieve anticipated results from any acquisitions or strategic alliances; future litigation against us, including infringement of intellectual property and product liability exposure; and additional costs that may be required to make further improvements to our laboratory operations. The events and circumstances reflected in Aspira’s forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Aspira expressly disclaims any obligation to update, amend or clarify any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:
Monique Kosse
Managing Director
LifeSci Advisors, LLC
Tel: 212-915-3820
monique@lifesciadvisors.com